PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS;
ADJUSTED FFO OF $0.45 PER SHARE FOR THE THIRD QUARTER

HUNT VALLEY, MARYLAND – November 4, 2010 – Omega Healthcare Investors, Inc. (NYSE:OHI) (the “Company” or “Omega”) today announced its results of operations for the quarter ended September 30, 2010.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended September 30, 2010 of $42.5 million or $0.44 per common share.  The $42.5 million of FFO available to common stockholders for the third quarter of 2010 includes $0.5 million of non-cash restricted stock expense, a $0.5 million net loss associated with owned and operated assets and $78 thousand of costs associated with 2010 acquisitions.  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Adjusted FFO was $0.45 per common share for the three months ended September 30, 2010.  FFO and Adjusted FFO are non-GAAP financial measures.  Adjusted FFO is calculated as FFO available to common stockholders less certain non-cash items and certain items of revenue or expense, including, but not limited to: results of operations of owned and operated facilities during the period, expenses associated with acquisitions and restricted stock expense.  For more information regarding FFO and Adjusted FFO, see the “Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended September 30, 2010, the Company reported net income of $17.0 million and net income available to common stockholders of $14.7 million, or $0.15 per diluted common share on operating revenues of $69.7 million.  This compares to net income of $21.1 million and net income available to common stockholders of $18.9 million, or $0.22 per diluted common share on operating revenues of $49.8 million, for the same period in 2009.

For the nine-month period ended September 30, 2010, the Company reported net income of $53.5 million, net income available to common stockholders of $46.7 million, or $0.50 per diluted common share on operating revenues of $187.2 million.  This compares to net income of $65.9 million, net income available to common stockholders of $59.1 million, or $0.71 per diluted common share on operating revenues of $148.1 million, for the same period in 2009.

The year-to-date decreases in both net income and net income available to common stockholders were primarily due to: (i) increased depreciation expense associated with approximately $900 million of new investments (including capital improvements) made throughout 2009 and 2010; (ii) increased interest expense associated with debt issued and assumed in connection with the CapitalSource Inc. (“CapitalSource”) asset acquisitions; (iii) acquisition deal related expenses; (iv) the incremental impact of proceeds received from a 2009 legal settlement versus a second quarter 2010 legal settlement; (v) increase in general and administrative expenses resulting from the new investments; and (vi) a charge relating to the write-off of deferred financing credit facility costs associated with the termination of the Company’s 2009 credit facility in the second quarter of 2010.   This impact was partially offset by: (i) revenue associated with the new investments completed since September 2009; (ii) a $1.7 million reduction in the net loss associated with owned and operated assets; and (iii) $0.8 million of gain from two mortgage backed securities that were sold in the second quarter of 2010.

RECENT DEVELOPMENTS

•	In October 2010, the Company announced an exchange offer for its $200 million, 7½% Senior Notes due 2020 issued in February 2010.
•	In October 2010, the Company increased its quarterly common dividend per share from $0.36 to $0.37.
•	In October 2010, the Company terminated and repaid its $100 million Credit Agreement with General Electric Capital Corporation.
•	In October 2010, the Company issued $225 million aggregate principal amount of its 6¾% senior unsecured notes due 2022.

THIRD QUARTER 2010 RESULTS

Operating Revenues and Expenses – Operating revenues for the three months ended September 30, 2010, excluding nursing home revenues of owned and operated assets and therefore on a non-GAAP basis, were $69.7 million.  Operating expenses for the three months ended September 30, 2010, excluding nursing home expenses for owned and operated assets, totaled $32.2 million, comprised of $27.7 million of depreciation and amortization expense, $3.9 million of general and administrative expenses, $0.5 million of restricted stock expense and $78 thousand of expense associated with the CapitalSource asset acquisitions.  A reconciliation of these amounts to revenues and expenses reported in accordance with GAAP is provided at the end of this release.

Other Income and Expense – Other income and expense for the three months ended September 30, 2010 was a net expense of $20.0 million and was primarily comprised of $19.1 million of interest expense and $1.0 million of amortized deferred financing costs.

Funds From Operations – For the three months ended September 30, 2010, reportable FFO available to common stockholders was $42.5 million, or $0.44 per common share on 96 million weighted-average common shares outstanding, compared to $30.0 million, or $0.36 per common share on 84 million weighted-average common shares outstanding, for the same period in 2009.

The $42.5 million of FFO for the third quarter of 2010 includes the impact of $78 thousand of costs associated with the CapitalSource asset acquisitions, $0.5 million of non-cash restricted stock expense, and a $0.5 million net loss associated with owned and operated assets.

The $30.0 million of FFO for the three months ended September 30, 2009 includes the impact of $0.5 million of non-cash restricted stock expense, a $0.1 million net loss associated with owned and operated assets, and a real estate impairment of $0.1 million.

Adjusted FFO was $43.5 million, or $0.45 per common share, for the three months ended September 30, 2010, compared to $30.7 million, or $0.37 per common share, for the same period in 2009.  The Company had 12.1 million additional weighted-average shares for the three months ended September 30, 2010 compared to the same period in 2009.  The increase in weighted-average common shares was primarily a result of: (i) approximately 8.2 million common shares issued under the Company’s 2009 and 2010 Equity Shelf Programs; (ii) approximately 3.7 million shares of common stock issued to CapitalSource as part of the December 2009 and June 29, 2010 asset acquisitions; and (iii) approximately 2.8 million common shares issued under the Company’s Dividend Reinvestment and Common Stock Purchase Plan.  For further information, see “Funds From Operations” below.

FINANCING ACTIVITIES

$200 Million Senior Notes – On October 20, 2010, the Company announced that it commenced an offer to exchange $200 million of its 7½% Senior Notes due 2020 which have been registered under the Securities Act of 1933 in exchange for $200 million of its outstanding 7½% Senior Notes due 2020, which were issued in February of 2010 in a private placement. The exchange offer is being conducted upon the terms and subject to the conditions set forth in the Company’s prospectus dated October 20, 2010, and the related letter of transmittal.

$100 Million Term Loan – On October 6, 2010, the Company terminated its Credit Agreement with General Electric Capital Corporation.  The Credit Agreement previously provided the Company with a five year $100 million term loan.  In connection with the termination, the Company repaid the outstanding principal amount of the loan plus a prepayment premium of $3 million. As a result, for the three month period ending December 31, 2010, the Company will record a non-cash charge of approximately $2.2 million relating to the write-off of deferred financing costs associated with the termination of the Credit Agreement.

$225 Million Senior Notes – On October 4, 2010, the Company sold $225 million aggregate principal amount of its 6¾% Senior Notes due 2022.  These notes were sold at an issue price of 98.984% of the principal amount of the notes resulting in gross proceeds to the Company of approximately $223 million.

Sale of 3.0 Million Shares of Common Stock under the $140 Million 2010 Equity Shelf Program – During the three months ended September 30, 2010, the Company sold 3.0 million shares of its common stock available under its $140 million 2010 Equity Shelf Program resulting in net proceeds of approximately $64 million.

Sale of 0.7 Million Shares of Common Stock under the Dividend Reinvestment and Common Stock Purchase Plan – During the three months ended September 30, 2010, the Company sold 0.7 million shares of its common stock available under its Dividend Reinvestment and Common Stock Purchase Plan resulting in net proceeds of approximately $16 million.

PORTFOLIO DEVELOPMENTS

Construction-to-Permanent Mortgage Loans – In August 2010, the Company agreed to extend four construction-to-permanent mortgage loans to affiliates of Ciena Health Care Management Inc. for the purpose of constructing four new skilled nursing facilities in Michigan.  Each of the loans will have a ten year maturity from the completion of construction of the applicable facility and will bear interest at an annual rate of 12.5%.  As of September 30, 2010, the Company disbursed approximately $2.4 million for the construction of one 120 bed facility in Michigan.

DIVIDENDS

Common Dividends – On October 14, 2010, the Company’s Board of Directors announced a common stock dividend of $0.37 per share, increasing the quarterly common dividend by $0.01 per share over the prior quarter.  The common dividends are to be paid November 15, 2010 to common stockholders of record on October 29, 2010.  At the date of this release, the Company has approximately 98 million common shares outstanding.

Series D Preferred Dividends – On October 14, 2010, the Company’s Board of Directors also declared the regular quarterly dividends for Series D preferred stock, payable November 15, 2010 to preferred stockholders of record on October 29, 2010.  Series D preferred stockholders of record will be paid dividends in the amount of $0.52344 per preferred share.  The liquidation preference for the Company’s Series D preferred stock is $25.00 per share.  Regular quarterly preferred dividends represent dividends for the period August 1, 2010 through October 31, 2010.

2010 ADJUSTED FFO GUIDANCE

The Company modified its quarterly 2010 Adjusted FFO available to common stockholders guidance to be between $0.43 and $0.44 per diluted share.

The Company's Adjusted FFO guidance for 2010 excludes the impact of all other future acquisitions, gains and losses from the sale of assets, additional divestitures, certain revenue and expense items, capital transactions and restricted stock amortization expense.  A reconciliation of the Adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this press release.  The Company may, from time to time, update its publicly announced Adjusted FFO guidance, but it is not obligated to do so.

The Company's Adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company.  If actual results vary from these assumptions, the Company's expectations may change.  Without limiting the generality of the foregoing, the completion of acquisitions, divestitures, capital and financing transactions, variations in restricted stock amortization expense, and the factors identified below may cause actual results to vary materially from our current expectations. There can be no assurance that the Company will achieve its projected results.

CONFERENCE CALL

The Company will be conducting a conference call on Thursday, November 4, 2010, at 10 a.m. Eastern to review the Company’s 2010 third quarter results and current developments.  Analysts and investors interested in participating are invited to call (877) 303-7604 from within the United States or (760) 666-3606 from outside the United States, using pass code 21980777.

To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At September 30, 2010, the Company owned or held mortgages on 395 skilled nursing facilities, assisted living facilities and other specialty hospitals with approximately 45,914 licensed beds (44,179 available beds) located in 35 states and operated by 49 third-party healthcare operating companies.  In addition, the Company has one closed facility currently held for sale.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements, including without limitation the information under the heading “2010 Adjusted FFO Guidance.”  Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) the Company’s ability to maintain its credit ratings; (vii) competition in the financing of healthcare facilities; (viii) the Company’s ability to maintain its status as a real estate investment trust; (ix) the Company’s ability to manage, re-lease  or sell any owned and operated facilities; (x) the Company’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow the Company to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare finance industry; (xii) the potential impact of a general economic slowdown on governmental budgets and healthcare reimbursement expenditures; and (xiii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements contained in this announcement.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Real estate properties
Land and buildings	$2,352,372	$1,669,843
Less accumulated depreciation	(355,274)	(296,441)
Real estate properties – net	1,997,098	1,373,402
Mortgage notes receivable – net	90,252	100,223
	2,087,350	1,473,625
Other investments – net	31,340	32,800
	2,118,690	1,506,425
Assets held for sale – net	670	877
Total investments	2,119,360	1,507,302

Cash and cash equivalents	1,192	2,170
Restricted cash	21,151	9,486
Accounts receivable – net	90,780	81,558
Other assets	60,440	50,778
Operating assets for owned and operated properties	635	3,739
Total assets	$2,293,558	$1,655,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$143,000	$94,100
Secured borrowings	302,210	159,354
Unsecured borrowings – net	702,947	484,695
Accrued expenses and other liabilities	122,739	49,895
Operating liabilities for owned and operated properties	1,579	1,762
Total liabilities	1,272,475	789,806

Stockholders’ equity:
Preferred stock issued and outstanding – 4,340 shares Series D with an aggregate liquidation preference of $108,488	108,488	108,488
Common stock $.10 par value authorized – 200,000 shares: issued and outstanding – 98,236 shares as of September 30, 2010 and 88,266 as of December 31, 2009	9,824	8,827
Common stock – additional paid-in-capital	1,358,564	1,157,931
Cumulative net earnings	575,855	522,388
Cumulative dividends paid	(1,031,648)	(932,407)
Total stockholders’ equity	1,021,083	865,227
Total liabilities and stockholders’ equity	$2,293,558	$1,655,033

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues
Rental income	$66,299	$41,226	$165,028	$123,626
Mortgage interest income	2,576	2,915	7,709	8,686
Other investment income – net	746	694	3,282	1,844
Miscellaneous	103	160	3,852	364
Nursing home revenues of owned and operated assets	-	4,758	7,336	13,545
Total operating revenues	69,724	49,753	187,207	148,065

Expenses
Depreciation and amortization	27,742	11,093	58,880	33,014
General and administrative	3,926	2,195	10,002	7,481
Restricted stock expense	450	480	1,756	1,439
Acquisition costs	78	-	1,490	-
Impairment loss on real estate properties	-	89	155	159
Nursing home expenses of owned and operated assets	480	4,899	7,849	15,750
Total operating expenses	32,676	18,756	80,132	57,843

Income before other income and expense	37,048	30,997	107,075	90,222
Other income (expense):
Interest and other investment income	11	2	88	19
Interest	(19,070)	(9,171)	(47,350)	(26,656)
Interest – amortization of deferred financing costs and refinancing costs	(978)	(690)	(6,342)	(2,216)
Litigation settlements	-	-	-	4,527
Total other expense	(20,037)	(9,859)	(53,604)	(24,326)

Income before loss on assets sold	17,011	21,138	53,471	65,896
Loss on assets sold – net	(4)	-	(4)	(24)
Net income	17,007	21,138	53,467	65,872
Preferred stock dividends	(2,271)	(2,271)	(6,814)	(6,814)
Net income available to common stockholders	$14,736	$18,867	$46,653	$59,058

Income per common share available to common stockholders:
Basic:
Net income	$0.15	$0.23	$0.50	$0.71
Diluted:
Net income	$0.15	$0.22	$0.50	$0.71

Dividends declared and paid per common share	$0.36	$0.30	$1.00	$0.90

Weighted-average shares outstanding, basic	95,698	83,740	92,523	82,903
Weighted-average shares outstanding, diluted	95,987	83,858	92,700	83,004

Components of other comprehensive income:
Net income	$17,007	$21,138	$53,467	$65,872
Total comprehensive income	$17,007	$21,138	$53,467	$65,872

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income available to common stockholders	$14,736	$18,867	$46,653	$59,058
Add back loss from real estate dispositions	4	—	4	24
Sub-total	14,740	18,867	46,657	59,082
Elimination of non-cash items included in net income:
Depreciation and amortization	27,742	11,093	58,880	33,014
Funds from operations available to common stockholders	$42,482	$29,960	$105,537	$92,096

Weighted-average common shares outstanding, basic	95,698	83,740	92,523	82,903
Effect of restricted stock awards	281	107	168	89
Assumed exercise of stock options	—	11	3	11
Deferred stock	8	—	6	1
Weighted-average common shares outstanding, diluted	95,987	83,858	92,700	83,004

Fund from operations per share available to common stockholders	$0.44	$0.36	$1.14	$1.11

Adjusted funds from operations:
Funds from operations available to common stockholders	$42,482	$29,960	$105,537	$92,096
Deduct litigation settlements - net	—	—	(1,111)	(4,527)
Deduct gain from sale of securities	—	—	(789)	—
Deduct nursing home revenues	—	(4,758)	(7,336)	(13,545)
Add back non-cash provision for impairments on real estate properties	—	89	155	159
Add back nursing home expenses	480	4,899	7,849	15,750
Add back interest refinancing expense	—	—	3,461	526
Add back acquisition related costs	78	—	1,490	—
Add back non-cash restricted stock expense	450	480	1,756	1,439
Adjusted funds from operations available to common stockholders	$43,490	$30,670	$111,012	$91,898

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization.  The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders less non-cash stock-based compensation and one-time revenue and expense items.  The Company believes that Adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company's computation of Adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company currently expects its quarterly 2010 Adjusted FFO available to common stockholders to be between $0.43 and $0.44 per diluted share after giving effect to the CapitalSource second and third closings, the $225 million bond offering, the repayment of the $100 million term loan and the full weighted average dilutive impact of the equity shelf shares issued during the third quarter of 2010.  The following table presents a reconciliation of our guidance regarding quarterly 2010 FFO and Adjusted FFO to net income available to common stockholders:

	2010 Projected Quarterly AFFO
Per diluted share:
Net income available to common stockholders	$0.09	−	$0.10
Adjustments:
Depreciation and amortization	0.28	−	0.28
Funds from operations available to common stockholders	$0.37	−	$0.38

Adjustments:
Acquisition deal costs	0.00	−	0.00
Nursing home revenue and expense - net	0.00	−	0.00
Refinancing interest expense	0.06	−	0.06
Restricted stock expense	0.00	−	0.00
Adjusted funds from operations available to common stockholders	$0.43	−	$0.44

The table below reconciles reported revenues and expenses to revenues and expenses excluding nursing home revenues and expenses of owned and operated assets:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in thousands)

Total operating revenues	$69,724	$49,753	$187,207	$148,065
Nursing home revenues of owned and operated assets	—	4,758	7,336	13,545
Revenues excluding nursing home revenues of owned and operated assets	$69,724	$44,995	$179,871	$134,520

Total operating expenses	$32,676	$18,756	$80,132	$57,843
Nursing home expenses of owned and operated assets	480	4,899	7,849	15,750
Expenses excluding nursing home expenses of owned and operated assets	$32,196	$13,857	$72,283	$42,093

This press release includes references to revenues and expenses excluding nursing home owned and operated assets, which are non-GAAP financial measures.  The Company believes that the presentation of the Company's revenues and expenses, excluding nursing home owned and operated assets, provides a useful measure of the operating performance of the Company's core portfolio as a real estate investment trust in view of the disposition of all but two of the Company's owned and operated assets and short term holding of owned and operated assets.  Effective June 1, 2010, the Company no longer operates any facilities; therefore the revenues and expenses of these two entities are not included in our consolidated statements of income after June 1, 2010.

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending September 30, 2010:

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# of Operating Beds	Investment	% Investment
Real Property(1)	385	42,864	$2,371,572	96%
Loans Receivable(2)	10	1,315	90,252	4%
Total Investments	395	44,179	$2,461,824	100%

Investment Data	# of Properties	# of Operating Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1) (2)	380	43,376	$2,396,395	97%	$55
Assisted Living Facilities	10	510	32,031	1%	63
Specialty Hospitals and Other	5	293	33,398	2%	114
	395	44,179	$2,461,824	100%	$56

Note: table above excludes one closed facility classified as held-for-sale. (1) Includes $19.2 million for lease inducement. (2) Includes $0.9 million of unamortized principal.

Revenue Composition ($000's)

Revenue by Investment Type (1)	Three Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2010
Rental Property	$66,299	95%	$165,028	94%
Mortgage Notes	2,576	4%	7,709	4%
Other Investment Income	746	1%	3,282	2%
	$69,621	100%	$176,019	100%

Revenue by Facility Type (1)	Three Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2010
Skilled Nursing Facilities	$67,186	97%	$167,649	95%
Assisted Living Facilities	653	1%	1,882	1%
Specialty Hospitals	1,036	1%	3,206	2%
Other	746	1%	3,282	2%
	$69,621	100%	$176,019	100%

(1) Excludes revenue from owned and operated assets.

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
CommuniCare Health Services	36	$319,827	13%
Airamid	38	262,467	11%
Signature Holdings, LLC	32	224,991	9%
Sun Healthcare Group, Inc.	40	224,991	9%
Gulf Coast.	17	146,560	6%
Guardian LTC Management (1)	23	145,171	6%
Formation Capital	16	145,030	6%
Advocat Inc.	36	144,470	6%
LaVie	17	120,881	5%
Nexion	19	84,494	3%
Remaining Operators (2)	121	642,942	26%
	395	$2,461,824	100%

Note: table above excludes one closed facility classified as held-for-sale. (1) Investment amount includes a $19.2 million lease inducement. (2) Includes $0.9 million of unamortized principal.

Concentration by State	# of Properties	Investment	% Investment
Florida (1)	83	$582,278	24%
Ohio	50	351,783	15%
Pennsylvania	25	173,472	7%
Texas	30	156,681	6%
Tennessee	16	118,797	5%
Maryland	10	102,130	4%
West Virginia (2)	10	78,927	3%
Colorado	11	69,277	3%
Indiana	18	67,350	3%
North Carolina	11	61,806	3%
Alabama	11	57,403	2%
Kentucky	15	57,090	2%
Louisiana	14	55,343	2%
Massachusetts	8	54,077	2%
Mississippi	6	52,714	2%
Arkansas	12	47,669	2%
Remaining 19 States	65	375,027	15%
	395	$2,461,824	100%
Note: table above excludes one closed facility classified as held-for-sale. (1) Includes $0.9 million of unamortized principal. (2) Investment amount includes a $19.2 million lease inducement.

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
2010	516	-	516	0%
2011	9,698	-	9,698	4%
2012	5,288	-	5,288	2%
2013	33,180	-	33,180	13%
2014	1,985	694	2,679	1%
Thereafter	201,924	9,267	211,191	80%
$252,591	$9,961	$262,552	100%

(1) Based on 2010 contractual rents and interest (assumes no annual escalators).

Selected Facility Data
TTM ending 6/30/2010	Coverage Data
% Revenue Mix	Before	After
Census (1)	Private	Medicare	Mgmt. Fees	Mgmt. Fees
Total Portfolio	83.8%	7.8%	25.4%	2.0	x	1.6	x

(1)	Based on available beds.

The following table presents a debt maturity schedule for the period ending September 30, 2010:

Debt Maturities ($000's)		Secured Debt (3)
	Year	Lines of Credit (1)	HUD Mortgages (2)	Senior Notes (4)	Sub Notes (2)	Total
	2010	$-	$-	$-	$-	$-
	2011	-	-	-	-	-
	2012	-	-	-	-	-
	2013	-	-	-	-	-
	2014	320,000	-	310,000	-	630,000
	Thereafter	-	181,487	600,000	20,000	801,487
		$320,000	$181,487	$910,000	$20,000	$1,431,487

(1) Reflected at 100% borrowing capacity. Due 12/31/2013 if 2014 Notes are not refinanced beforehand.
(2) Excludes fair market valuations.
(3) Excludes $100 million term loan outstanding at 9/30, subsequently prepaid in October 2010.
(4) Includes $225 million of 6.75% senior notes issued October 2010.

The following table presents investment activity for the three- and nine - month periods ending September 30, 2010:

Investment Activity ($000's)
	Three Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2010
	$ Amount	%	$ Amount	%
Funding by Investment Type:
Real Property	$-	0%	$588,718	97%
Mortgages	2,372	25%	2,372	0%
Other	7,294	75%	19,034	3%
Total	$9,666	100%	$610,124	100%